As filed with the Securities and Exchange Commission on May 11, 2007

Registration No. 333- ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OWENS-ILLINOIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2781933
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Michael Owens Way

Perrysburg, Ohio 43551

(Address of Principal Executive Offices including Zip Code)

2004 EQUITY INCENTIVE PLAN

FOR DIRECTORS OF OWENS-ILLINOIS, INC.

(f/k/a Stock Option Plan for Directors of Owens-Illinois, Inc.)

(Full Title of the Plan)

James W. Baehren	Copy to:
Senior Vice President, Strategic Planning, General Counsel, and Secretary	Tracy K. Edmonson, Esq. Latham & Watkins LLP
Owens-Illinois, Inc. One Michael Owens Way	505 Montgomery Street Suite 2000
Perrysburg, Ohio 43551	San Francisco, California 94111
(567) 336-5000	(415) 391-0600

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code for Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Amount of Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	325,000	$31.82	$10,341,500	$317.48

(1)             Covers 325,000 additional shares available for issuance under the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. (the “Plan”) which was approved by the shareholders of the registrant on May 12, 2004. The Plan amends and restates in its entirety the Stock Option Plan for Directors of Owens-Illinois, Inc. The Plan authorizes the issuance of a maximum of 525,000 shares. However, the offer and sale of 200,000 of the shares, which have been or may be issued upon exercise of options, upon awards of restricted stock or upon vesting of restricted stock units under the Plan, have previously been registered pursuant to Form S-8 Registration Statement No. 33-57141. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there is also being registered hereunder such additional undetermined number of shares of Common Stock that may be issued from time to time as a result of the anti-dilution provisions set forth in the Plan.

(2)             Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based upon the average of the high and low sale prices reported on the New York Stock Exchange for the registrant’s Common Stock on May 4, 2007, which was $31.82.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Owens-Illinois, Inc., a Delaware corporation (the “Company”), and relates to an additional 325,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), that the Company may issue under its 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. (f/k/a Stock Option Plan for Directors of Owens-Illinois, Inc.).  This Registration Statement consists of only those items required by General Instruction E to Form S-8.

INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 33-57141) filed with the Securities and Exchange Commission on December 30, 1994 are incorporated herein by reference and made a part hereof.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit No.	Description

4.1

2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. (filed as Exhibit 10.1 to Owens-Illinois, Inc.’s Form 10-Q for the quarter ended June 30, 2004, File No. 1-9576, and incorporated herein by reference).

5	Opinion of Latham & Watkins regarding the legality of the Common Stock being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins (included in Exhibit 5).

24	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perrysburg, State of Ohio, on this 11th day of May, 2007.

OWENS-ILLINOIS, INC.

By	/s/ JAMES W. BAEHREN
James W. Baehren
Senior Vice President, Strategic Planning, General Counsel, and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Edward C. White and James W. Baehren and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title

/s/ Albert P. L. Stroucken	President, Chairman of the Board of Directors and Chief
Albert P. L. Stroucken	Executive Officer (Principal Executive Officer); Director

/s/ Edward C. White	Senior Vice President and Chief Financial Officer
Edward C. White	(Principal Financial and Accounting Officer)

/s/ Gary F. Colter	Director
Gary F. Colter

/s/ Anastasia D. Kelly	Director
Anastasia D. Kelly

/s/ John J. McMackin, Jr.	Director
John J. McMackin, Jr.

(Signatures Continue on Next Page)

/s/ Corbin A. McNeill, Jr.	Director
Corbin A. McNeill, Jr.

/s/ Peter S. Hellman	Director
Peter S. Hellman

/s/ Helge H. Wehmeier	Director
Helge H. Wehmeier

/s/ Dennis K. Williams	Director
Dennis K. Williams

/s/ Thomas L. Young	Director
Thomas L. Young

EXHIBIT INDEX

Exhibit No.	Description

4.1

2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. (filed as Exhibit 10.1 to Owens-Illinois, Inc.’s Form 10-Q for the quarter ended June 30, 2004, File No. 1-9576, and incorporated herein by reference).

5	Opinion of Latham & Watkins regarding the legality of the Common Stock being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins (included in Exhibit 5).

24	Power of Attorney (included on the signature page of this Registration Statement).